Media Contact:
For On2 Technologies:
Sam Vasisht
518-724-3872
svasisht@on2.com

Press Release: For Immediate Release
Date: November 2, 2006

ON2 TECHNOLOGIES TO ANNOUNCE Q3 EARNINGS

NEW YORK (November 2, 2006) - On2 Technologies, Inc. (AMEX: ONT) announced its third quarter 2006 financial results today at the close of trading. Revenue for the three months ending September 30, 2006, was $1,703,000, a 236% increase from the three months ending September 30, 2005, with $507,000 in revenue, and a 11% increase from the three months ending June 30, 2006, with $1,535,000 in revenue.

Operating expenses for the three months ending September 30, 2006 totaled $2,290,000, a 26% decrease from the three months ending June 30, 2006 with operating expenses of $3,082,000, and a 50% increase from the three months ending September 30, 2005 with operating expenses of $1,524,000. The decrease in operating expenses quarter-over-quarter is primarily attributable to the decrease in legal expenses related to the company’s internal investigation and recruiting/relocation expenses. The company’s net loss for the three months ending September 30, 2006 was $608,000, as compared to a net loss of $1,044,000 for the three months ending September 30, 2005 and a net loss of $1,549,000 for the three months ending June 30, 2006.

As of September 30, 2006, the Company had cash and cash equivalents of $4,606,000, and current assets of $6,152,000.

“The third quarter marks our fifth straight quarter of sustained growth, with double-digit or greater revenue growth in each of those quarters,” said Bill Joll, president and chief executive officer of On2. “This is the result of price rationalization, market focus, and the favorable position we have created amidst attractive market trends such as user generated content and Web 2.0. We expect these trends to continue, and anticipate similar opportunities as the market for mobile video continues to develop and as mobile service providers and device manufacturers respond to the proliferation of user generated content on the Web.”

“This quarter alone we added dozens of new customers, including major customers such as Yamaha Corporation. We continue to innovate and maintain our customer and geographical diversity while capitalizing on these growing market opportunities worldwide. We remain on a solid foundation for future recurring revenue streams.”

On2 will host a live webcast and conference call regarding its third quarter 2006 financial results.

Event Date: 11/02/2006
Event Time: 5:00 PM Eastern
Event Title: Third Quarter 2006 Results Conference Call
Web URL: www.vcall.com/IC/CEPage.asp?ID=106859
Web cast Replay Available Until: 11/02/2007

Live Participant Dial In (Toll Free): 877-407-8031

Replay Number (Toll Free): 877-660-6853
Replay Passcodes (both required for playback):
Account #: 286
Conference ID #: 217750
Teleconference Replay Available Until: 11/03/2006 11:59 PM

The earnings release and related financial information to be discussed during the conference call will be available on the Company’s website at: www.on2.com/company/news-room/press-releases.

About On2 Technologies, Inc.

On2 Technologies (Amex: ONT) is a leading technology firm at the forefront of digital video compression. The company revolutionized digital media delivery with the creation of its advanced full-motion, full-screen On2 Video compression and streaming technologies. On2 Video codecs are widely used in the Internet, video-on-demand, VOIP, and mobile media markets. They operate with On2’s Flix and On2 TrueCast software, as well as third-party products. On2's software is used by such leading global companies as Adobe/Macromedia, AOL, Skype, XM Satellite Radio, Sony, VitalStream, CTTnet and Tencent. The On2 Video decoder has an installation base of millions through its inclusion in Adobe Flash Player, Skype 2, AOL Media Player, Viewpoint, and others. Located in New York City, the company has an office in Clifton Park, NY, and operations in Cambridge, UK. To contact On2, write to sales@on2.com or visit www.on2.com

Trademarks mentioned in this release are the property of their respective owners.

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements relating to future recurring revenue streams. These forward-looking statements are subject to the safe harbor provisions of the aforementioned Sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve potential risks and uncertainties including those described in our filings with the SEC, and that the actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition in the compression technology industry, the company's history of operating losses and the ability to obtain additional operating funds. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

On2 Technologies, Inc.
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2006	2005
ASSETS	(unaudited)

Current assets:
Cash and cash equivalents	$4,606,000	$3,976,000
Marketable securities	129,000	181,000
Accounts receivable, net	1,161,000	746,000
Prepaid expenses and other current assets	256,000	186,000

Total current assets	6,152,000	5,089,000

Acquired software, net	517,000	667,000
Other acquired intangibles, net	119,000	154,000
Goodwill	244,000	244,000
Property and equipment, net	181,000	131,000
Other assets	76,000	29,000

Total assets	$7,289,000	$6,314,000

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
Accounts payable and accrued expenses	$424,000	$649,000
Deferred revenue	644,000	241,000
Term-loan payable	65,000
Current portion of capital lease obligations	29,000	20,000

Total current liabilities	1,162,000	910,000

Capital lease obligations, net of current portion	34,000	6,000
Convertible debentures, net of discount		244,000
Warrant derivative liability	1,231,000
Total liabilities	2,427,000	1,160,000

Commitments and contingencies
Series D redeemable convertible preferred stock	3,615,000	3,790,000

Stockholders’ equity	1,247,000	1,364,000

Total liabilities and stockholders’ equity	$7,289,000	$6,314,000

On2 Technologies, Inc.
Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue	$1,703,000	$507,000	$4,455,000	$1,206,000

Operating expenses
Cost of revenues (1)	529,000	470,000	1,817,000	1,249,000
Research and development (2)	261,000	249,000	700,000	755,000
Sales and marketing (2)	263,000	219,000	623,000	524,000
General and administrative (2)	843,000	586,000	3,383,000	1,867,000
Equity based compensation:
Research and development	30,000		82,000
Sales and marketing	61,000		119,000
General and administrative	303,000		1,014,000

Total operating expenses	2,290,000	1,524,000	7,738,000	4,395,000

Loss from operations	(587,000)	(1,017,000)	(3,283,000)	(3,189,000)

Interest and other income (expense), net	(10,000)	(14,000)	(36,000)	(273,000)

Loss before provision for income taxes	(597,000)	(1,031,000)	(3,319,000)	(3,462,000)

Provision for income taxes	11,000	13,000	17,000	25,000

Net loss	(608,000)	(1,044,000)	(3,336,000)	(3,487,000)

Convertible preferred stock deemed dividend (3)	68,000	2,484,000	68,000	2,844,000

Convertible preferred stock 8% dividend	74,000	81,000	220,000	243,000

Accreation of costs associated with the Series D
Preferred Stock		22,000		65,000

Net loss attributable to common stockholders	$(750,000)	$(3,631,000)	$(3,624,000)	$(6,639,000)

Basic and diluted net loss per common share	$(0.01)	$(0.04)	$(0.04)	$(0.08)

Weighted average basic and diluted
common shares outstanding	97,436,000	90,566,000	96,838,000	88,375,000

(1) Includes equity-based compensation of $45,000 and $154,000 for the three and nine months ended September 30, 2006.

(2) Excludes equity-based compensation, which is presented separately for the three and nine months ended September 30, 2006.

(3) Reflects the remaining portion of the deemed dividends in connection with warrants and a beneficial conversion feature associated with the Company's Series D Convertible Preferred Stock, for the three and nine months ended September 30, 2005.